UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     November 1, 2006

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7724 (Commission File Number)	39-0622040 (I.R.S. Employer Identification No.)
2801 80thStreet, Kenosha, WI 53141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (262) 656-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Amendment to a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Amendment No. 1

Item 1.01 Amendment to a Material Definitive Agreement
On October 20, 2006, Snap-on Incorporated (“Snap-on”) and ProQuest Company (“ProQuest”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Snap-on will acquire the ProQuest Business Solutions business (“PQBS”) of ProQuest for approximately $480 million in cash plus the assumption of $19 million of debt. A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Form 8-K filed by Snap-on on October 23, 2006.
Under the terms of the original Purchase Agreement, if ProQuest received an unsolicited proposal to purchase PQBS that it determined was reasonably likely to lead to an agreement that was more favorable than the terms of the agreement with Snap-on (a “Superior Proposal”), ProQuest would be permitted to negotiate terms with the proposing party, potentially leading to the payment to Snap-on of a $10.0 million break-up fee. ProQuest notified Snap-on that it had received a Superior Proposal and on November 1, 2006, Snap-on and ProQuest agreed to amend the original Purchase Agreement to eliminate the provisions which permitted ProQuest to consider additional proposals for the sale of PQBS in exchange for a new purchase price of $508 million in cash plus the assumption of approximately $19 million of debt. Snap-on still expects the transaction to close by the end of November, 2006.
Forward-Looking Statements
This Form 8-K contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) that is subject to risks and uncertainties. These statements include the use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and other words and terms of similar meaning in connection with any discussion of future events.
The forward-looking statements are subject to risks and uncertainties that could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things, Snap-on’s and ProQuest’s ability to complete all conditions to closing, including receipt of all regulatory approvals, and Snap-on’s ability to successfully integrate the PQBS business.
The information contained in this Form 8-K is as of the date indicated. Snap-on does not assume any obligation to update any forward-looking statements contained in this Form 8-K as a result of new information or future events or developments.

Item 9.01          Financial Statements and Exhibits
(a) None.
(b) None.
(c) None.
(d) Exhibits:

10.1	Amendment No. 1 to Stock and Asset Purchase Agreement, dated as of November 1, 2006, by and between ProQuest Company and Snap-on Incorporated.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: November 2, 2006	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer

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